                                     SCHEDULE 14A
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(e) or Section 240.14a-12


                                  Response USA, Inc.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


                                  Response USA, Inc.
--------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

    ---------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

    5) Total fee paid:

    ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:


    ---------------------------------------------------------------------------

    3) Filing Party:

    ---------------------------------------------------------------------------

    4) Date Filed:
                  -------------------------------------------------------------

                                  RESPONSE USA, INC.
                                  11-H PRINCESS ROAD
                          LAWRENCEVILLE, NEW JERSEY 08648

                                   ---------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JANUARY 6, 1998

To the Stockholders of Response USA, Inc.:

    You are hereby notified that the annual meeting of stockholders of Response USA, Inc., a Delaware corporation (the "Company") will be held at Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, on Tuesday, January 6, 1998, at 3:00 p.m. local time, for the following purposes:

    1. To elect nine members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

    2. To authorize the Board of Directors of the Company to effect a one-for-three reverse split of the outstanding shares of common stock, $.008 par value per share ("Common Stock");

    3. To authorize an amendment to the Company's certificate of incorporation to amend the terms of the Company's 1996 Series A Convertible Preferred Stock (the "Preferred Stock");

    4. To authorize an amendment to the Company's certificate of incorporation to increase the authorized number of shares of Common Stock from 12,500,000 to 37,500,000;

    5. To adopt the Company's 1997 stock option plan (the "1997 Stock Option Plan");

    6. To ratify the selection by the Company of Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the year ended June 30, 1997; and

    7. To transact such other matters as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on October 31, 1997 are entitled to notice of and to vote at the meeting.

    A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report for 1997.

                                  By Order of the Board
                                  of Directors

                                  Ronald A. Feldman, Secretary
Lawrenceville, New Jersey
December 11, 1997

                                  RESPONSE USA, INC.
                                  11-H PRINCESS ROAD
                          LAWRENCEVILLE, NEW JERSEY 08648


                                     INTRODUCTION

    This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of Response USA, Inc. (the "Company"), to be held on Tuesday, January 6, 1998 and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about December 11, 1997. The principal executive offices of the Company are located at 11-H Princess Road, Lawrenceville, New Jersey 08648, telephone (609) 896-4500.

                         OUTSTANDING SHARES AND VOTING RIGHTS

    Only stockholders of record at the close of business on October 31, 1997 (the "Record Date") are entitled to receive notice of, and vote at the Annual Meeting. As of October 31, 1997, the number and class of stock outstanding and entitled to vote at the meeting was 6,588,587 shares of common stock, par value $.008 per share (the "Common Stock") and 5,890 shares of 1996 Series A Convertible Preferred Stock (the "Preferred Stock"). Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting, except that holders of Preferred Stock are entitled to 419 votes for each share of Preferred Stock they hold solely with respect to the vote on Proposal 3. There are no cumulative voting rights.

    The nominees receiving the highest number of votes cast by the holders of Common Stock will be elected as the Company's directors and constitute the entire Board of Directors of the Company. The affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary for approval of Proposal Nos. 2, 3, and 4. The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal Nos. 5 and 6. Proposal No. 3 also requires the affirmative vote of those holding at least 75% of the shares of Preferred Stock. A quorum is representation in person or by proxy at the Annual Meeting of at least one-half of the outstanding shares of the Company.

                              PROPOSALS TO STOCKHOLDERS
                              -------------------------

                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

    Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

    Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Richard M. Brooks, Ronald A. Feldman, Robert L. May, A. Clinton Allen, Robert M. Rubin, Bruce H. Luehrs, Stuart R. Chalfin, Todd E. Herman and Stuart Levin. Information is furnished below with respect to all nominees.

    The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees:

    RICHARD M. BROOKS has been Chief Executive Officer and Chairman of the Company since July 1994, a director of the Company since August 1990, and has served as the President and Chief Financial Officer of the Company since February 1990. Mr. Brooks was Chief Operating Officer of the Company from February 1990 until July 1994. From August 1986 to February 1990, Mr. Brooks was general counsel to Response Ability Systems, Inc. ("Systems"), a wholly-owed subsidiary of the Company. Mr. Brooks served as Regional Counsel Mid-Atlantic Region for the Interstate Commerce Commission from May 1979 to March 1983 and was a senior attorney for the United States Treasury Department from March 1974 to April 1979. Mr. Brooks received his Bachelor of Science Degree in Business Administration in June 1970 from Temple University, and graduated from Temple University School of Law in 1973.

    RONALD A. FELDMAN has been a director and Secretary-Treasurer of the Company since August 1990 and Chief Operating Officer since July 1994. He has also served as the Secretary and Treasurer of Systems from June 1990 and Vice President of the Company since April 1992. From August 1986 through September 1989, he was the supervisor of Systems' manufacturing operations and supervised the Company's monitoring activities since March 1987. Mr. Feldman attended Temple University from 1980 to 1982.

    ROBERT L. MAY has served as President of Triple A Security Systems, Inc. ("Triple A"), a security services company since 1981 and President of The Jupiter Group, Inc., a company which provides guards, patrol and alarm response services to customers of Triple A since 1992. Mr. May also serves as Director of Integral Technologies, Inc., an industry software provider, and is the Director and President of the Central Station Alarm Association and Alarm Dealers Association, respectively.

    A. CLINTON ALLEN has served as Vice Chairman and a Director of The DeWolfe Companies Inc. since 1991. Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & company, Inc., an investment banking consulting firm. Mr. Allen also serves as a director of Swiss Army Brands, Inc. and is a member of its Executive Committee, and is a director of SweetWater, Inc. Mr. Allen also serves as a director and Vice Chairman of Psychemedics Corporation.

    ROBERT M. RUBIN has been a Director of the Company since October 1991. Mr. Rubin has served as Chairman of Connectsoft Communications Corporation, a developmental stage company, since June 1997. Mr. Rubin has also served as Chairman of the Board of Directors of American United Global, Inc. ("AUGI") since May 1991, and was its Chief Executive Officer from May 1991 to January 1994. Since January 1996, Mr. Rubin has also served as President and Chief Executive Officer of AUGI. Mr. Rubin was the founder, President, Chief Executive Officer and a director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986. Mr. Rubin continued as a director of SCI (now known as Olsten Corporation ("Olsten")) until late 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin is Chairman of the Board and a minority stockholder of ERD Waste Technology, Inc. ("ERD"), a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous waste and hazardous waste. In September 1997, ERD filed for protection under Chapter 11 of the United States Bankruptcy Code. Mr. Rubin is a former director and Vice Chairman, and currently a minority stockholder, of American Complex Care, Incorporated ("ACCI"), a public company formerly engaged in providing on-site health care services, including intra-dermal infusion therapies. In April 1995, ACCI's operating subsidiaries made an assignment of their assets for the benefit of creditors without resort to bankruptcy proceedings. Mr. Rubin is also the Chairman of the Board of Western Power & Equipment Corp. ("Western") and Chairman of the Board of IDF International, Inc. ("IDF"), both public companies. Western, a 56.6%-owned subsidiary of AUGI, is engaged in the distribution of construction equipment, principally manufactured by Case Corporation. IDF, a 58%-owned subsidiary of AUGI, is engaged in providing construction consulting services to businesses and municipalities and site acquisition, architectural and engineering services for the cellular communications industry. Mr. Rubin is also a director and a minority stockholder of Diplomat Corporation, a public company engaged in the manufacture and distribution of baby products.

    BRUCE H. LUEHRS has been a Director of the Company since October 1, 1997. Mr. Luehrs has an extensive background in venture capital, mergers and acquisitions and commercial and investment banking. In September 1996, Mr. Luehrs formed Penn Valley Capital ("PVC") which provides advisory services to companies in transition due to periods of rapid growth or financial difficulty. From July 1995 to September 1996, Mr. Luehrs was a principal with Columbia Capital Corporation, a merchant bank focusing on the telecommunications industry. Form June 1992 to July 1995, Mr. Luehrs served as Executive Vice President and Chief Financial Officer of Seaview Thermal Systems, a technology-driven environmental services company. From February 1990 through March 1992, Mr. Luehrs was a principal of PNC Equity Management, an equity fund affiliated with PNC Corporation. Mr. Luehrs received his undergraduate degree in economics from Duke University and his Masters in Management from Northwestern University.

    STUART R. CHALFIN has been a Director of the Company since October 1, 1997. Since 1975, Mr. Chalfin has been a principal of Fishbein & Company, P.C., independent public accountants, where he specializes in advising closely held businesses and professionals. Mr. Chalfin is affiliated with the Committee on Relations with Colleges and Universities and the Linda Creed Foundation and is a member of the American Institute of Certified Public Accountants.

    TODD E. HERMAN has been a Director of the Company since February 1995 and President of USS since 1984. Mr. Herman was also Vice President of Investech Properties, Inc., a private investment and development firms, from 1984 through 1990. Mr. Herman received his Bachelor of Science degree in Business Administration from Washington University of St. Louis, Missouri in 1975 and graduated from Seton Hall School of Law in 1982. Mr. Herman is a Certified Public Accountant.

    STUART LEVIN has been a Director of the Company since February 1994. Mr. Levin has been employed by the Company as its Director of Operations since October 1991 and Director of the Company's home health care division, since April 1994. Prior to October 1991, Mr. Levin held management positions with Tandy Corporation, and was the President of W.A.S., Inc., a food distribution company. Mr. Levin attended Temple University from 1978 to 1980.

INFORMATION CONCERNING BOARD MEETINGS


    The Company's Board of Directors met twice during the fiscal year ended June 30, 1997. All of the incumbent Directors attended at least 75% of such meetings, except for Messrs. Luehrs and Chalfin who were appointed to the Board after June 30, 1997.

INFORMATION CONCERNING COMMITTEES OF THE BOARD

    The Company maintains an Audit Committee (responsible for reviewing policy matters and other issues with the Company's independent public accountants), consisting of Messrs. Brooks, Luehrs, Rubin and Chalfin; and an Incentive Stock Option Committee (responsible for the granting of stock options), consisting of Messrs. Luehrs, Chalfin and Allen. Each of the standing committees met twice during the fiscal year ended June 30, 1997.

                                      MANAGEMENT

    The current executive officers and directors (including nominees) of the Company are set forth below:

    NAME                     AGE            POSITION
    ----                     ---            --------

Richard M. Brooks(1)         49        Chief Executive Officer, President,
                                       Chief Financial Officer and Chairman of
                                       the Board

Ronald A. Feldman            35        Vice President, Chief Operating Officer,
                                       Secretary-Treasurer and Director

Robert L. May                40        Director Nominee

A. Clinton Allen(2)          53        Director Nominee

Robert M. Rubin(1)           57        Director

Bruce H. Luehrs(1)(2)        44        Director

Stuart R. Chalfin(1)(2)      56        Director

Todd E. Herman               43        Director and President of United
                                       Security Systems, Inc.

Stuart Levin                 37        Director

-------------------
(1) Member of Audit Committee
(2) Member of Stock Option Committee

    Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Directors do not receive remuneration for their services as such, but may be reimbursed for expenses incurred in connection therewith, such as the cost of travel to Board meetings. Under the Company's credit line with Mellon Bank, N.A. (the "Bank"), the Bank is entitled to cause the Company to nominate one person to the Company's Board of Directors. Bruce H. Luehrs is currently the Bank's nominee. Officers serve at the pleasure of the Board of Directors until their successors have been elected and have qualified. The Company currently intends to grant options to certain of the Directors under the 1997 Stock Option Plan, if adopted. See "Proposal No. 5".

    The following table sets forth the annual and long-term compensation for services in all capacities paid by the Company to its Chief Executive Officer and each executive officer whose annual compensation exceeded $100,000 (the "Named Executive Officers") during fiscal 1995, 1996 or 1997:


                                    Annual Compensation                               Long-Term Compensation Awards
                             --------------------------------        -------------------------------------------------------------
                                                                                    Securities
                                                 Other Annual        Restricted     Underlying       Long-Term          All Other
Name and Principal                    Bonus      Compensation          Stock         Options/      Incentive Plan     Compensation
    Position                 Year    Salary($)   ($)    ($)(1)        Award(s)        SARS(#)         Payouts              ($)
-------------------------------------------------------------------   -------------------------------------------------------------
Richard M. Brooks,           1997   $220,673     --       --            --           708,333(2)         --                  --
   President, Chief          1996   $217,980     --       --            --              --              --                  --
   Executive Officer         1995   $175,003     --       --            --              --              --                  --
   and Chief Financial
   Officer

Ronald A. Feldman,           1997   $137,307     --       --            --           260,067(2)         --                  --
   Chief Operating           1996   $135,654     --       --            --              --              --                  --
   Officer, Vice             1995   $106,495     --       --            --              --              --                  --
   President, Secretary
   and Treasurer


(1) Excludes perquisites and other personal benefits, securities and properties otherwise categorized as salary or bonuses which in the aggregate, for each of the officers listed above did not exceed the lesser of either $50,000 or 10% of the total annual salary reported for such person.

(2) Such options were originally granted in prior periods; however, on June 15, 1997, the Company reduced the exercise price of such options from $2.50 per share to $1.50 per share. On June 27, 1997, the Company further reduced the exercise price of such options from $1.50 per share to $0.01 per share. See "Management -- Reduction of Exercise Price of Certain Stock Options."

                          OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning options granted to or held by the Named Executive Officers during the fiscal year ended June 30, 1997:

                                       INDIVIDUAL GRANTS
                  -------------------------------------------------------------
                                         Percent of
                                        Total Options
                  Number of Securities   Granted to     Exercise
                   Underlying Options    Employees in    Or Base     Expiration
    Name                Granted          Fiscal Year    Price($/Sh)     Date
--------------------------------------------------------------------------------

Richard M. Brooks      708,333(1)           42.7%          $.01       11/14/04

Ronald A. Feldman      260,067(1)           15.4%          $.01       11/14/04


----------------------

(1) Such options were originally granted in prior periods; however, on June 15, 1997, the Company reduced the exercise price of such options from $2.50 per share to $1.50 per share. On June 27, 1997, the Company further reduced the exercise price of such options from $1.50 per share to $0.01 per share. See "Management -- Reduction of Exercise Price of Certain Stock Options."


           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END

    The following table sets forth certain information regarding stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 1997, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.


                                                          OPTIONS/SAR VALUES
                                       ----------------------------------------------------------
                                                                   Number          Value Of
                                                                of Securities   Unexercised In-
                                                                 Underlying        The-Money
                                                                 Unexercised      Options/SARS
                                         Shares         Value   SARS at FY-End     at FY-End
                                       Acquired on    Realized   Exercisable/     Exercisable/
     Name                               Exercise #       ($)    Unexercisable    Unexercisable(1)
--------------------------------------------------------------------------------------------------
Richard M. Brooks, President, Chief
Executive and Financial Officer           ---            ---      708,330/0       $1,586,666/0

Ronald A. Feldman, Chief Operating
Officer, Vice President, Secretary
and Treasurer                             ---            ---      260,067/0       $582,550/0


-------------------------

(1) The value of unexercised options is determined by multiplying the number of options held by the difference between the closing price of the Common Stock of $2 1/4 at June 30, 1997, as reported by the Nasdaq SmallCap Market, and the exercise price of the options.

EMPLOYMENT AND CONSULTING AGREEMENTS

    Mr. Brooks and Mr. Feldman each have employment agreements, expiring June 30, 2000, to act in the capacities listed above for the Company. Such agreements provide for initial annual base salaries of $225,000 and $150,000, respectively. The Credit Line provides that the salaries and bonuses received by Messrs. Brooks and Feldman in any fiscal year shall not exceed $225,000 and $150,000, respectively. Under their employment agreements, Messrs. Brooks and Feldman also receive life insurance, disability, hospitalization, major medical, vacation and other employee benefits, reimbursement of reasonable business expenses incurred on behalf of the Company, a non-accountable expense allowance of up to $1,000 per month, in the case of Mr. Brooks, and $500 per month, in the case of Mr. Feldman, and use of Company-owned vehicles. The employment agreements are terminable only upon certain circumstances, such as for cause, disability and death, and if terminated for any other reason, such employees shall be entitled to receive the present value of all compensation and benefits through June 30, 2000. The Company maintains and is the beneficiary of key person life insurance policies in the amount of $3,000,000 and $1,000,000 on the lives of Messrs. Brooks and Feldman, respectively.

    In addition to cash compensation and other benefits, in connection with amendments to their employment agreements executed in August 1992, Messrs. Brooks and Feldman received options to purchase 133,333 and 85,067 shares of Common Stock, respectively, at a price equal to $3.75. These options are exercisable until November 14, 2004. Messrs. Brooks and Feldman also received options to purchase 600,000 and 200,000 shares of Common Stock, respectively, awarded under the Company's Non-Qualified Stock Option Plan. In November 1995, the exercise price on Messrs. Brooks' and Feldman's options were reduced to the prevailing market price of $2.50 and subsequently reduced to $1.50 on June 15, 1997 and to $0.01 on June 27, 1997. During February 1996, Messrs. Brooks and Feldman both exercised options to purchase 25,000 shares of Common Stock.

    Mr. Herman and John Colehower have employment agreements with United Security Services, Inc. ("USS "), expiring March 4, 1999, to act as President and Treasurer of USS and Vice President of USS, respectively. Such agreements provide for an initial base salary of $120,000, and may be increased at the discretion of the Board of Directors of the Company, as well as certain additional payments and benefits based upon increases in the Company's subscriber accounts. As a result of such additional payments made to Messrs. Herman and Colehower, the Company recorded deferred compensation expenses of $1,657,500. Under their employment agreements, Messrs. Herman and Colehower also receive life insurance, disability, hospitalization, major medical, vacation and other employee benefits. The employment agreements are terminable only upon certain circumstances, such as for cause, disability and death or, for any other reason, upon 90 days' written notice.

    In addition to cash compensation and other benefits, Messrs. Herman and Colehower received options to purchase 300,000 shares each of Common Stock at an exercise price of $1.50. These options were subject to a vesting schedule, which schedule has been accelerated such that all of such options are fully vested.

    Robert M. Rubin, a Director of the Company, has performed consulting services for the Company in the past. In February 1993, Mr. Rubin was issued a warrant to purchase 5,000 shares of Common Stock at $5.00 per share, in consideration of services to the Company. The exercise price of such warrant was subsequently reduced to $.008 per share and the warrant was exercised. In September 1994, Mr. Rubin was granted options to purchase 5,000 shares of Common Stock at the prevailing market price of $.8125, which options were exercised. In February 1995, Mr. Rubin was granted options to purchase 150,000 shares of Common Stock at a price of $3.75 per share, which options are exercisable for a period of ten years. In November 1995, Mr. Rubin was granted options to purchase 150,000 shares of Common Stock at the prevailing market price of $2.50 and in November 1995, the exercise price of Mr. Rubin's options granted in February 1995 were reduced to the prevailing market price of $2.50. (See Note 10 of Notes to Consolidated Financial Statements of the Company contained in the Company's 1997 Annual Report). On June 27, 1997, the exercise price of all of Mr. Rubin's options was reduced to $0.01. On October 1, 1994, Mr. Rubin entered into a consulting agreement with the Company pursuant to which he was paid an annual consulting fee of $60,000 for a period of two years. The agreement was terminated on April 30, 1996, at which time Mr. Rubin converted outstanding loans in the amount of $200,000 into 84,208 shares of Common Stock and converted subordinated debentures in the amount of $101,329 into 67,553 shares of Common Stock. See "Management" and "Security Ownership of Certain Beneficial Owners and Management."

INCENTIVE STOCK OPTION PLAN

    In March 1992, the Company's Board of Directors and stockholders adopted and approved an Incentive Stock Option Plan ("ISO Plan"). The ISO Plan provides for the grant to key employees of the Company of stock options intended to qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A total of 40,000 shares of Common Stock have been reserved for issuance under the ISO Plan, all of which shares have been granted as of the date hereof. The ISO Plan is administered by a committee of the Board of Directors which, among other things, has the sole discretion to select optionees and determine the number of shares covered by each option, its exercise price and certain of its other terms. The exercise price of options granted under the ISO Plan may not be less than the fair market value of the Company's Common Stock on the date of grant, and not less than 110% of such fair market value in the case of participants owning more than 10% of the Company's Common Stock. Options expire no later than 10 years after they are granted (five years after grant in the case of participants owning more than 10% of the Company's Common Stock). The number of shares for which the optionee may exercise an option in any calendar year is limited to option shares with an aggregate fair market value, determined at the time the option is granted, which does not exceed $100,000. The $100,000 limit for any calendar year is subject to further reduction by the fair market value of any stock (determined at the time of option grant) for which the employee was granted an option under any Company plan during such calendar year. Options terminate three months after the optionee ceases to be employed by the Company unless the optionee's employment is terminated by reason of disability, in which case, the options shall expire following one year after such employment termination. The committee has the right to accelerate the expiration date in certain events. Options granted under the ISO Plan are not transferable, except by will or the law of descent and distribution.

NON-QUALIFIED STOCK OPTIONS

    In August 1990, the Company's Board of Directors approved a Nonqualified Stock Option Plan (the "NQO Plan") pursuant to which the Company may grant stock options to directors, officers, key employees and consultants. A total of 10,357 shares of Common Stock were reserved for issuance under the NQO Plan, all of which shares have been granted as of June 30, 1997. Options shall terminate six months after the optionee ceases to be employed by the Company or any subsidiary, regardless of the cause for termination.

REDUCTION OF EXERCISE PRICE OF CERTAIN STOCK OPTIONS

    On June 15, 1997, the Company reduced the exercise price of options to purchase 1,868,400 shares of Common Stock granted to officers, directors, and a key employee of the Company, from $2.50 to $1.50, or the prevailing market price. On June 27, 1997, the Company further reduced the exercise price of options to purchase 1,268,400 shares of Common Stock granted to officers and directors of the Company, from $1.50 to $0.01, which resulted in a compensation expense of $1,889,916.

    The compensation of the Company's executive officers during the fiscal year ended June 30, 1996 was determined by the Board of Directors at the time of the Company's public offering in October 1992, as amended. Such determination was based upon the Board's assessment of each executive's performance to date.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of June 30, 1997, the record and beneficial ownership of Common Stock of the Company by each officer and director (including nominees), all officers and directors (including nominees) as a group, and each person known to the Company to own beneficially or of record five percent or more of the outstanding shares of the Company:

                              Number of Shares Owned   Percentage of Shares
    Name and Address*             Beneficially (1)         Outstanding
    -----------------             ----------------         -----------

    Richard M. Brooks (2)             710,315                 11.8%

    Ronald A. Feldman (3)             262,067                  4.7%

    A. Clinton Allen                      -0-                  --

    Robert L. May                         -0-                  --

    Robert M. Rubin (4)
    9450 Aegean Drive
    Boca Raton, Fl 33496              527,281                  9.4%

    Stuart Levin (5)                   14,500                  0.3%

    Todd E. Herman (5)                308,000                  5.5%

    John Colehower (6)                301,500                  5.4%

    BKR, Inc. (7)                   1,094,164                 20.6%

    Stuart R. Chalfin                     -0-                  --

    Bruce H. Luehrs                       -0-                  --

    Officers and Directors
    as a group (nine persons)(8)    1,822,163                 26.4%

-------------------

* Unless otherwise specified, the address of each named person is c/o Response USA, Inc., 11-H Princess Road, Lawrenceville, New Jersey.

(1) Shares of Common Stock which are not outstanding but which a person has the right to acquire within sixty days pursuant to outstanding options are deemed outstanding for the purpose of computing such person's ownership of Common Stock and percentage of outstanding Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing number of shares or the percentage of Common Stock owned by any other person.

(2) Includes 708,333 shares issuable upon exercise of currently exercisable options. See "Management -- Employment and Consulting Agreements."

(3) Includes 260,067 shares issuable upon exercise of currently exercisable options. See "Management -- Employment and Consulting Agreements."

(4) Mr. Rubin's wife and children own 5,520 shares of Common Stock, as to which Mr. Rubin disclaims beneficial ownership. Includes 300,000 shares issuable upon exercise of currently exercisable options. See "Management--Employment and Consulting Agreements."

(5) Of which 14,500 shares are issuable upon exercise of currently exercisable options.

(6) Of which 300,000 shares are issuable upon exercise of currently exercisable options. See "Management--Employment and Consulting Agreements."

(7) The address of BKR, Inc. is 7944 East Beck Lane, Suite 210, Scottsdale, Arizona 85260.

(8) Includes 1,582,900 shares issuable upon exercise of currently exercisable options referred to in notes 2, 3, 4, 5 and 6 above.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the appointment of A. Clinton Allen as a director of the Company, the Company will enter into a one-year consulting agreement with Mr. Allen commencing February 1998, pursuant to which Mr. Allen will receive $4,000 per month in consideration for providing certain consulting services to the Company.

                                    PROPOSAL NO. 2

                         AUTHORIZATION OF REVERSE STOCK SPLIT

BACKGROUND

    In connection with contemplated financing transactions, the Board of Directors has determined that it is necessary to effect a reverse split of the Company's outstanding shares of Common Stock (the "Reverse Stock Split"). The Company's Board of Directors has unanimously authorized the Reverse Stock Split pursuant to which each three of the 6,603,087 currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The Reverse Stock Split, if authorized, will become effective in a one-for-three ratio and only upon the further authorization of the Board of Directors that such reverse split is required. The reverse stock split will be effected, if at all, within six months of its authorization by the stockholders.

REASONS FOR THE REVERSE STOCK SPLIT

    The primary reason for the Reverse Stock Split is to increase the per share stock price. The Company believes that it will be necessary to maintain the stock price of the Common Stock above its current levels in order to attract additional public financing for the Company (including the proposed financing as described in Proposal No. 3). In addition, the Company believes that higher stock prices will generate greater interest among professional investors and institutions and increase the Company's chances of succeeding in its application to have the Common Stock traded on the Nasdaq National Market. If the Company is successful in generating interest among such entities, it is anticipated that the shares of Common Stock would have greater liquidity and a stronger investor base.

    The Reverse Stock Split will be effectuated, if at all, by reducing the number of issued and outstanding shares at a ratio of no greater than one-for-three; however, the number of authorized shares of Common Stock (12,500,000 shares) will remain the same (subject to the authorization of additional shares of Common Stock as contemplated by Proposal No. 4). Accordingly, as a result of the Reverse Stock Split, if effectuated, the Company will have a greater number of authorized but unissued shares (the exact number of which shall be determined based upon the actual ratio of the reverse split, if any). The Reverse Stock Split has potentially dilutive effects on each of the stockholders. Each of the stockholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

    The Reverse Stock Split will not alter the percentage interests in the Company of any stockholder, except to the extent that the Reverse Stock Split results in a stockholder of the Company owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split an additional full share of Common Stock.

EFFECT OF THE REVERSE SPLIT

    The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 6,603,087 to approximately 2,201,029 assuming the one-for-three reverse split is effectuated. The Company's stated capital will not be affected.

NO RIGHT OF APPRAISAL

    Under the Delaware Corporation Law, the state in which the Company is incorporated, the Reverse Stock Split does not require the Company to provide dissenting stockholders with a right of appraisal and the Company will not provide stockholders with such right.

OUTSTANDING WARRANTS AND OPTIONS

    Commencing with the effective date of the Reverse Stock Split, if effectuated, all outstanding warrants and options entitling the holders thereof to purchase shares of Common Stock will entitle such holders to receive, upon exercise of their options, one-third of the number of shares of Common Stock which such holders may purchase upon exercise of their warrants or options and the exercise price will increase threefold.

FEDERAL INCOME TAX CONSEQUENCES

    The Company believes that the Federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

     (i) Except as explained in (v) below, no income gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of the certificate representing New Shares.

    (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

   (iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

    (iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to the Company.

     (v) The Federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

    The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

    The state and local tax consequences of the Reverse Stock split may vary significantly as to each stockholder, depending upon the state in which he/she resides. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the reverse stock split.

    The Board of Directors will offer the following resolution at the Annual
Meeting:

    RESOLVED, that the Board of Directors is empowered in their discretion without further action of the stockholders of the Company, to file an amendment to the Certificate of Incorporation of the Company to effect a reverse split of the Company's outstanding shares of common stock, $.008 par value, in a ratio of one-for-three, and that the President, Secretary and Chief Executive Officer of the Company, or other officer designated by the President, and each of them be, and hereby are empowered to take any and all action necessary to effectuate the foregoing.

         The affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to increase the number of authorized shares of the Company's Common Stock.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                    PROPOSAL NO. 3

               AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                      TO AMEND THE TERMS OF THE PREFERRED STOCK

    On July 1, 1996, the Company completed the private placement of 7,500 shares of Preferred Stock for an aggregate of $7,500,000.

    In September 1996, as a result of then current market conditions for the Common Stock, the Company suspended conversion of the Preferred Stock. In particular, there was a dramatic increase in the "short" position for the Common Stock from July through August 1996. During this same period, the price of the Common Stock declined from $7.375 to $4.656. The Company commenced an investigation into the trading activity, including discussions with some of the Company's market-makers and a review of trading activity, the Company could find no basis for the increase in the short position or the decline in the price. Lacking any other explanation, and based upon a practice sometimes used by investors after the purchase of convertible securities, the Company believed that certain investors may have been selling the Common Stock short in anticipation of the effectiveness of the registration statement which registered the sale of the Common Stock issuable upon conversion of the Preferred Stock.
In the weeks that followed the effectiveness of the registration statement, the Company received requests for significant conversions into shares of Common Stock.

    The Company believed that it was not in the best interests of the Company to allow conversions which could result in a further precipitous drop in the market value of the Common Stock. Although the Company was concerned about this trading activity, and in fact, in connection with the litigation described below, retained the services of an expert (a University of Virginia professor of law who regularly provides testimony with respect to such matters) to review the trading activity to determine if there were any improprieties, the Company did not believe that it had a sufficient basis to advise the Securities and Exchange Commission ("SEC") or The Nasdaq Stock Market of the source of the trading activity. Furthermore, the Company was concerned about the impact on the overall market for its securities. The Company sold the Preferred Stock with the belief that the investors in the offering would hold their preferred stock as an investment rather than selling at the first opportunity. The unusual trading activity was not necessarily illegal or improper under the rules and regulation of either the SEC or Nasdaq.


    On January 2, 1997, Lake Management LDC ("Lake") and KA Investments LDC, each Holders of the Preferred Stock, together filed a Complaint in the Court of Chancery of the State of Delaware against the Company challenging, among other things, the Company's decision to suspend conversion rights and seeking, among other things, specific performance under the Certificate of Designations to convert their Preferred Stock to Common Stock of the Company. The case is captioned LAKE MANAGEMENT LDC AND KA INVESTMENTS LDC V. RESPONSE USA, INC., Civil Action No. 15449. On February 10, 1997, the Company responded to the Complaint by filing an Answer, Defenses and Counterclaim. A Reply to the Counterclaim was filed on March 3, 1997. Lake participated in a group settlement with the other Preferred Holders, and dismissed the foregoing action. The Company also agreed to the payment to Lake of attorneys' fees.

    On February 18, 1997, Halifax Fund L.P., a holder of the Preferred Stock ("Halifax"), filed a Complaint in the Court of Chancery of the State of Delaware against the Company challenging, among other things, the Company's decision to suspend conversion and seeking, among other things, specific performance under the Certificate of Designations to convert its Preferred Stock to Common Stock of the

Company. The case is captioned HALIFAX FUND, L.P. V. RESPONSE USA, INC., Civil Action No. 15553. Halifax also filed a Motion for a Preliminary Injunction and a Motion for Expedited Proceedings. On March 5, 1997, the Court held a conference and denied Halifax's request for a hearing on its motion for a preliminary injunction. On March 11, 1997, Halifax filed a second Motion for a Preliminary Injunction. The Court held a telephonic conference on March 12, 1997 and denied Halifax's request for a hearing on its second preliminary injunction motion. Halifax filed a motion for partial summary judgment. On
May 13, 1997, the Court orally granted partial summary judgment to Halifax solely with respect to its right to convert Preferred Stock into Common Stock. On May 28, 1997, the Court entered its Order granting partial summary judgment to Halifax, including among other things, specific performance of Halifax's right to convert and permanently enjoining the Company from denying the right to convert the Preferred Stock.

    Prior to June 30, 1997, the Company reached an agreement with the holders of the Preferred Stock (other than Halifax)(the "Holders"), pursuant to which the Holders agreed to refrain from all conversions of the Preferred Stock for the periods set forth below, and the Company agreed to issue to the Holders certain warrants as described below and to amend (subject to stockholder approval), the terms of the Preferred Stock by the filing of an Amended and Restated Certificate of Designation (as amended pursuant to an amendment dated November 30, 1997, the "Agreement").

    Pursuant to the terms of the Agreement, on June 26, 1997, each Holder received five thousand warrants (the "Warrants") for each 100 shares of Preferred Stock held as of June 26, 1997. The Warrants, which are not redeemable by the Company, are exercisable at a price per share of $2.00 and entitle the holder thereof to purchase one share of Common Stock per Warrant. Of such Warrants, fifty percent (50%) are exercisable after June 30, 1998, and the remaining fifty percent (50%) are exercisable after June 30, 1999. The Warrants expire after June 30, 2006. In connection with the amendment executed on November 30, 1997, each Holder received an additional 7,500 Warrants (the "Additional Warrants") for each 100 shares of Preferred Stock held as of November 30, 1997. The Additional Warrants, which are redeemable by the Company, are exercisable at a price per share of $3.375 and entitle the holder thereof to purchase one share of Common Stock per Additional Warrant. Of such Additional Warrants, fifty percent (50%) are exercisable after December 1, 1998 and fifty percent (50%) are exercisable after December 1, 1999. The Additional
Warrants expire after November 30, 2007.   The Common Stock issuable upon
exercise of the Warrants and the Additional Warrants shall be registered with the SEC pursuant to a Registration Statement on Form S-3 which was filed by the Company with the SEC but has not yet been declared effective.

    In consideration of the issuance of the Warrants and Additional Warrants, and subject to the terms and conditions set forth in the Agreement, each Holder agreed (a) to give its proxy and its consent in favor of the Amended and Restated Certificate of Designation (the "Amendment"), and (b) to refrain from any and all conversions of such Holder's Preferred Stock, pursuant to the terms of the original Certificate of Designations, until the earlier of February 2, 1998 or upon the occurrence of default dates ("Trigger Dates"). If the Company fails to comply with the Trigger Dates, the Holders' right to convert its Preferred Stock shall be activated if and only if a majority of the Holders as of such Trigger Date have collectively provided appropriate written notice exercising such right. The Trigger Dates are comprised of the following: (i) the repurchase of 10% of the aggregate number of shares of Preferred Stock on December 15, 1997 for aggregate consideration of $795,150; (ii) the printing of prospectuses relating to the Company's proposed offering of securities by January 7, 1998; (iii) the holding of the Company's annual stockholders meeting by January 7, 1998; (iv) commencement of a road show relating to the offering on

January 16, 1998; (v) the repurchase of 10% of the aggregate number of shares of Preferred Stock on January 15, 1998 for aggregate consideration of $795,150; and
(vi) the redemption of the remaining shares of Preferred Stock by February 2, 1998 (subject in certain circumstances to extension, but in no event later than February 12, 1998).

    The Agreement contains various covenants providing for the Company's compliance with the Trigger Dates and related matters. In addition, the Agreement also provides that upon closing of the transactions contemplated by the Agreement, each Holder shall release the Company from any and all claims, actions, and other liabilities, including but not limited to, liability arising out of the Company's failure to honor the conversions of Preferred Stock prior to the date of the Agreement and certain other matters. This release becomes null and void in the event that the Company fails to redeem all of the Preferred Stock on or before February 12, 1998, and is inapplicable to any claims which a Holder may have under the Agreement and certain ancillary documents executed in connection therewith.

    The Amendment gives the Company the right to redeem the Preferred Stock ("Redemption") for payment of the following to the Holders:

    1. Cash in an amount equal to One Thousand Three Hundred Fifty Dollars ($1,350) per share of Preferred Stock (the "Redemption Price"); and

    2. Interest at a rate of twelve percent (12%) per annum on the Redemption Price from May 12, 1997 until consummation of the Redemption.
    The Amendment provides that the suspension of conversion rights would no longer be effective and the right to convert the Preferred Stock shall be effective commencing on and after February 12, 1998, in accordance with the terms set forth in the Amended and Restated Certificate of Designations. In addition, pursuant to the Agreement, effective as of June 18, 1997, each Holder agrees to refrain from conversions of the Preferred Stock until the earlier of February 12, 1998 or certain other specified dates.

    Under the terms of the Certificate of Designations in effect prior to the Amendment, each share of Preferred Stock is convertible into shares of Common Stock, at the sole option of the Holder, based upon the following formula:

                                 The Premium + 1,000
                              --------------------------
                                   Conversion Price

where: (a) the Premium equals (I) 10% multiplied by (ii) the number of days from the date the purchaser deposited funds for the purchase of the Preferred Stock through and including the date of conversion divided by 365 and multiplied by (iii) one thousand (1,000); (b) 1,000 represents the face value of the Preferred Stock; and (c) the Conversion Price is equal to the lesser of (I) 80% of the average closing bid price of the Common Stock as reported by NASDAQ for the five trading days preceding the date of conversion or (ii) $5.00 per share. The Company may redeem all or any portion of the Premium for cash in lieu of converting such Premium into shares of Common Stock upon the foregoing conversion terms. A Holder is not entitled, however, to convert shares of the Preferred Stock which would result in such Holder and his affiliates beneficially owning more than 4.9% of the outstanding Common Stock. After a certain period of time after June 1, 1999, the Company may require conversion of the Preferred Stock upon the foregoing conversion terms.

    The Amendment provides that the 1,000 face value of the Preferred Stock utilized in the Conversion formula shall be increased to 1,200. In addition, the fixed price shall initially mean $5.00 and shall be reset on February 3, 1998 to the closing price of the Company's Common Stock on February 2, 1998, as reported by the NASDAQ Small Cap Stock Market ("NASDAQ") (or if not reported by NASDAQ, as reported by such other exchange or market where traded) (the "Fixed Price") and shall be reset on the first day (each a "Reset Date") of each month thereafter, beginning March 1, 1998, to an amount equal to the lower of (x) the Fixed Price in effect on the day immediately preceding such Reset Date and (y) the lowest closing price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded) for any day during the calendar month immediately preceding such Reset Date. The Fixed Price and the amounts set forth in clauses (x) and (y) of the definition thereof shall be subject to equitable adjustments from time to time for stock splits, stock dividends, recapitalizations, reorganizations and similar transactions. The redemption price of the Preferred Stock was determined by negotiation between the Company and the holders of the Preferred Stock. Factors considered by the Company in agreeing to the redemption price included (i) the value to the Company and its stockholders in causing the holders of the Preferred Stock to refrain from converting until February 12, 1998 and (ii) the likelihood of additional legal actions by holders of Preferred Stock seeking to recover damages from the Company, the probability of success of such legal actions, as well as the potential recoveries by the holders in such legal actions.

    On June 30, 1997, after the Company concluded the Agreement with the Holders, the Company agreed to convert 1,000 shares of Preferred Stock owned by Halifax and issue to Halifax 900,000 shares of the Company's Common Stock. The Company assisted in locating EC Capital, Inc., a market-maker in the Company's securities as a purchaser for the Common Stock received by Halifax upon conversion of its Preferred Stock. Halifax's Common Stock was purchased for an aggregate price of $1,500,000, comprised of $1,350 per share for each share of Preferred Stock, plus $150,000 for reimbursement of attorneys' fees. The Company issued to Halifax 5,000 Warrants for each 100 shares of Preferred Stock held. The litigation between Halifax and the Company was dismissed with prejudice upon receipt by Halifax of the full purchase price. In the event that the Company settles with any other Preferred Holder on terms which Halifax in its sole discretion believes are better than those received by Halifax in the settlement, Halifax has the right to elect the alternative settlement. In the opinion of the Board of Directors, the Amendment is in the best interests of the Company and all of its shareholders. In the view of the Board, the redemption price being paid is fair and reasonable in view of the value of the Company's business, its historic earnings, its prospects for the future and the original investments made by the Holders.

    There are no tax consequences of the Redemption to the Company.

    The Amendment will be effective upon the filing of a Certificate of Amendment with the Department of State of the State of Delaware. The Company intends to file the Amended and Restated Certificate of Designations within five days after approval by the stockholders

    On June 10, 1997, the Board of Directors of the Company authorized the redemption of the Preferred Stock, subject to approval of the Amendment by the shareholders entitled to vote thereon and consummation of the Hampshire Securities Financing described below or such other alternative financing as the Company may obtain in lieu thereof. If the requisite number of shares of Preferred Stock approve the Amendment, the Company intends to redeem the Preferred Stock pursuant to the terms of the Amended and Restated Certificate of Designations on or prior to February 2, 1998, unless one of the other conditions to approval of the Amendment or the Redemption does not occur. If the Amendment is not approved by either the Holders or other stockholders required to approve the Amendment, the Company may repurchase the Preferred Stock from those individual Holders who approved the Amendment upon the terms of the Amendment.

    On March 26, 1997, the Company and Hampshire executed a letter of intent (the "Letter of Intent"), whereby the Company engaged Hampshire as its exclusive financial advisor for a two-year period for purposes of managing a public offering of the Company's Common Stock. Pursuant to the Letter of Intent, Hampshire would act as sole or managing underwriter of a public offering which is intended to raise $18,000,000 for the Company (the "Public Offering"). The Letter of Intent provides, among other things, that the Company will take appropriate action such that it will be capitalized with approximately 1.9 million shares of Common Stock and an equivalent number of options following a one-for-three reverse stock split, and a stock option plan. The Letter of Intent sets forth certain obligations of the Company in connection with Hampshire's role as sole or managing underwriter, including (a) the granting to Hampshire of a customary overallotment option; (b) electing two independent persons to the Company's Board of Directors; (c) execution of customary lock-up agreements; and (d) the payment by the Company of certain expenses relating to the Registration Statement and other documents prepared in connection with the Public Offering. The Public Offering is conditioned upon, among other matters, Hampshire's completion of its due diligence, the execution of a definitive underwriting agreement, no material adverse change in the business or financial condition of the Company. The Letter of Intent merely sets forth the intentions of the Company and Hampshire at the time it was executed. There can be no assurance that the Public Offering will be completed on the foregoing terms, or at all. The Company reserves the right to substitute alternative financing for the Hampshire Securities Financing for the purpose of redeeming the Preferred Stock pursuant to the amendment on or prior to date of redemption.

    The Board will offer the following resolution at the Annual Meeting:

    RESOLVED, that an Amended and Restated Certificate of Designation be filed in order to effectuate the approved changes to the terms of the 1996 Series A Preferred Stock and that the President, Secretary and Chief Executive Officer of the Company, or other officer designated by the President, and each of them be, and hereby are empowered to take any and all action necessary to effectuate the foregoing.

    Under Section 242 of the Delaware General Corporate Law, the approval of the majority of the outstanding Common Stock and Preferred Stock, voting together as a class, entitled to vote thereon is required to approve the Amendment. Richard M. Brooks, Ronald A. Feldman, Robert M. Rubin and Todd E. Herman, directors and officers of the Company holding an aggregate of 265,225 shares of Common Stock have executed an agreement dated as of June 18, 1997 in connection with the Agreement, wherein they have agreed to vote their shares in favor of the Amendment, as well as in favor of an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock to 37,500,000 shares. Pursuant to the terms of the Certificate of Designations, each Holder is entitled to vote that number of shares of Common Stock into which that number of shares of Preferred Stock held by such Holder as of the Record Date are convertible. As of the Record Date, each shares of Preferred Stock is convertible into 419 shares of Common Stock. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to increase the number of authorized shares of the Company's Common Stock.


         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                    PROPOSAL NO. 4

               AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
             TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

    The reason for the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, is that it is a condition to the Preferred Agreement and necessary in connection with contemplated financing transactions as described in Proposal
No. 3.   The Company will also require such additional authorized shares in connection with its ongoing acquisition efforts which often entail the issuance of Common Stock as a substitution for other forms of consideration such as cash or promissory notes, as well as for future capital raising requirements.

    The Company's authorized capital stock consists of 12,500,000 shares of Common Stock, par value $.008 per share, of which 6,588,587 shares were outstanding as of the Record Date. Each stockholder is entitled to one vote for each share of Common Stock owned of record on all matters to be voted on by stockholders. The holders of Common Stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata, all assets remaining available for distribution to stockholders. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. Dividends may be paid on shares of Common Stock in the discretion of the Board of Directors from funds legally available therefor. All outstanding shares of Common Stock are validly issued, fully paid (in cash or services), and nonassessable.

    The Board of Directors believes that an increase in authorized shares of Common Stock from 12,500,000 to 37,500,000 is required for the foregoing purposes, and the Board will offer the following resolution at the Annual
Meeting:

    RESOLVED, that Article IV of the Certificate of Incorporation of the Company be amended to increase the number of authorized capital stock of the Company to 37,500,000 shares, $.008 par value and that the President, Secretary and Chief Executive Officer of the Company, or other officer designated by the President, and each of them be, and hereby are empowered to take any and all action necessary to effectuate the foregoing.

    The affirmative vote of at least a majority of the outstanding shares of
Common Stock is necessary for approval of Proposal No. 4.   Under Delaware law,
there are no rights of appraisal or dissenter's rights which arise as a result of a vote to increase the number of authorized shares of the Company's Common Stock.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                    PROPOSAL NO. 5

                          ADOPTION OF 1997 STOCK OPTION PLAN

    The purpose of the 1997 Stock Option Plan is to attract and retain and provide additional incentive to selected employees, officers, directors, agents, consultants and independent contractors of the Company, or of any parent or subsidiary of the Company. Each option granted pursuant to the 1997 Stock Option Plan is required to be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." The following description of the 1997 Stock Option Plan is qualified in its entirety by reference to the 1997 Stock Option Plan itself.

    ADMINISTRATION OF THE PLAN

    The 1997 Stock Option Plan is administered by the Board of Directors of the Company or by any committee duly appointed by the Board, which determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Board is authorized to amend, suspend or terminate the 1997 Stock Option Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1997 Stock Option Plan; (ii) permit the grant of a stock option under the 1997 Stock Option Plan with an option price less than 85% of the fair market value of the shares at the time such option is granted (or 110% for greater than 10% stockholders); (iii) change the eligibility requirements for participation in the 1997 Stock Option Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1997 Stock Option Plan; or (v) decrease an option exercise price (although an option may be cancelled and a new option granted at a lower exercise price).

    SHARES SUBJECT TO THE PLAN

    The 1997 Stock Option Plan provides that options may be granted with respect to a total of 600,000 (after giving effect to the Company's proposed one-for-three reverse stock split) shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1997 Stock Option Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1997 Stock Option plan.

    PARTICIPATION

    Any employee, officer, director, agent, consultant or independent contractor of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the 1997 Stock Option Plan.

    OPTION PRICE

    The exercise price of each option will be determined by the Board (or any committee appointed by the Board), but incentive stock options may not be priced less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

    TERMS OF OPTIONS

    The Board (or any committee appointed by the Board), in its discretion, establishes the term of each option, provided that the maximum term of each option is 10 years. Options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company expires not more than five years after the date of grant. The 1997 Stock Option Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

    OPTIONS GRANTS

    As of the date hereof, no options have been granted pursuant to the 1997 Stock Option Plan; however, the Company currently intends to grant options to purchase approximately (i) 75,000 shares of Common Stock to Mr. Allen, a proposed director nominee, (ii) 105,000 shares of Common Stock to Mr. May, a proposed director nominee, and (iii) 300,000 shares of Common Stock to other officers and directors of the Company, all of which options will be granted at an exercise price equal to the public offering price of the Common Stock in the proposed public offering referred to in Proposal No. 3.

    APPROVAL AND TERMINATION

    The 1997 Stock Option Plan was approved by the Board of Directors of the Company on October 7, 1997 and, unless sooner terminated by the Board of Directors (or any committee appointed by the Board), will terminate on October 7, 2007.

    The Board of Directors will offer the following resolution at the Annual
Meeting:

         RESOLVED, that the 1997 Stock Option Plan is approved and adopted.

    The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 5.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 5 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                    PROPOSAL NO. 6

                        RATIFICATION OF SELECTION OF AUDITORS

    The firm of Fishbein & Company, P.C. ("Fishbein") audited the financial statements of the Company for the fiscal years ended June 30, 1990 through June 30, 1996. On July 2, 1997, the Board of Directors of the Company determined not to appoint Fishbein to audit the financial statements of the Company for the fiscal year ended June 30, 1997. On July 3, 1997, pursuant to a vote of the Board of Directors, the firm of Deloitte & Touche LLP was selected to audit the financial statements of the Company for the year ended June 30, 1997.

    The report of Fishbein on the Company's financial statements for the previous years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the entire period of the engagement of Fishbein, through July 2, 1997, there had been no disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Fishbein's satisfaction, would have caused Fishbein to make reference in connection with its reports to the subject matter of the disagreement.

    Accordingly, the Board of Directors will offer the following resolution at the Annual Meeting:

    RESOLVED, that the appointment by the Board of Directors of Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the year ended June 30, 1997 be, and hereby is, ratified and approved.

    It is anticipated that a member of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity, if desired, to make a statement.

    The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 6. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditor's.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 6 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                               STOCKHOLDERS' PROPOSALS

    It is anticipated that the next Annual Meeting of Stockholders will be held in June 1998. Stockholders who sought to present proposals at the Company's Annual Meeting of Stockholders must have submitted their proposals to the Secretary of the Company on or before April 1, 1998.

                        INCORPORATION OF FINANCIAL INFORMATION

    The Company's audited financial statements for the year ended June 30, 1997 and related disclosures are incorporated by reference herein from the Company's 1997 Annual Report which accompanies this Proxy Statement.

                                       GENERAL

    The Company has hired Shareholder Communications Corporation to act as a proxy solicitor. Shareholder Communications Corporation will receive approximately $8,000 in connection with its services as solicitation agent. The address of the solicitation agent is:

                        Shareholder Communications Corporation
                                  40 Exchange Place
                               New York, New York 10005

    In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

    Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 2, 3, 4, 5 and 6 and for the election of all directors nominated. All shares of Preferred Stock represented by valid proxies (and not revoked before they are voted) will be voted FOR Proposal No. 3.

    The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                       By Order of the Board of Directors,

                                       Ronald A. Feldman, Secretary

Lawrenceville, New Jersey
December 11, 1997

                               RESPONSE USA, INC.
            ANNUAL MEETING OF STOCKHOLDERS--TUESDAY, JANUARY 6, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints RICHARD M. BROOKS and RONALD A. FELDMAN and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, Tuesday, January 6, 1998 at 3:00 p.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted on the reverse side hereof.

    The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal Nos. 2, 3, 4, 5 and 6 and for the election of Richard M. Brooks, Ronald A. Feldman, Robert
L. May, A. Clinton Allen, Robert M. Rubin, Bruce H. Luehrs, Stuart R. Chalfin, Todd E. Herman and Stuart Levin as Directors.

Please mark boxes in blue or black ink.

1. Proposal No. 1--Election of Directors.

    Nominees: Richard M. Brooks, Ronald A. Feldman, Robert L. May, A. Clinton Allen, Robert M. Rubin, Bruce H. Luehrs, Stuart R. Chalfin, Todd E. Herman and Stuart Levin.

     FOR ALL             AUTHORITY WITHHELD
    NOMINEES             AS TO ALL NOMINEES
       / /                       / /

    For, except authority withheld as to the following nominee(s):

--------------------------------------------------------------------------------

2. Proposal No. 2 to authorize the Board of Directors of the Company to effect a one-for-three reverse split of the outstanding shares of the Company's common stock, $.008 par value per share.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposal No. 3 to authorize an amendment to the Company's certificate of incorporation to amend the terms of the Company's 1996 Series A Convertible Preferred Stock.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. Proposal No. 4 to authorize an amendment to the Company's certificate of incorporation to increase the authorized number of shares of Common Stock from 12,500,000 to 37,500,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5.  Proposal No. 5 to adopt the 1997 Stock Option Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

6. Proposal No. 6 for ratification of the selection of Deloitte & Touche LLP as the independent auditors of the Company.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             (Please date, sign as name appears
                                             at left, and return promptly. If
                                             the stock is registered in the name
                                             of two or more persons, each should
                                             sign. When signing as Corporate
                                             Officer, Partner, Executor,
                                             Administrator, Trustee, or
                                             Guardian, please give full title.
                                             Please note any change in your
                                             address alongside the address as it
                                             appears in the Proxy.
                                             Dated: ____________________________
                                             ___________________________________
                                             (Signature)
                                             ___________________________________
                                             (Print Name)

     SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.